                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph K. Rensin as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and his agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Name                              Title                                    Date


/s/ Frederick W. Glassberg
------------------------------     Director                                           April 13, 1998
Frederick W. Glassberg


/s/ John G. Moran
------------------------------     Director                                           April 12, 1998
John G. Moran


/s/ Harry G. Pappas, Jr.
------------------------------     Director                                           April 14, 1998
Harry G. Pappas, Jr.


/s/ Michael S. Witlin
------------------------------     Director                                           April 13, 1998
Michael S. Witlin
